Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:

May 16, 2007

Michael A. Carty at (812) 238-6000

First Financial Corporation Declares Semi-Annual Dividend

TERRE HAUTE, INDIANA – The directors of First Financial Corporation (NASDAQ: THFF) have declared a semi-annual dividend of 43 cents per share payable on July 2, 2007, to shareholders of record at the close of business June 15, 2007. Today’s declaration increases the total dividend paid in 2007 to 86 cents per share, a 2.4% increase from 2006.

Donald E. Smith, Chairman, noted that the corporation’s performance has made it possible to increase dividends to shareholders for 19 consecutive years.

“Our commitment to community banking stems from our deep roots in the communities we serve,” he said. “We maintain our competitive advantage by providing convenient locations, setting and maintaining the highest standard of customer service and offering financial products our customers want and need.”

First Financial Corporation is the holding company for First Financial Bank N.A., with 48 banking centers in western Indiana and eastern Illinois; The Morris Plan Company of Terre Haute; and Forrest Sherer, Inc., a full service insurance agency.